Exhibit 99.4

UNITED RENTALS TRUST I

UNITED RENTALS, INC.

CONSENT SOLICITATION STATEMENT

Solicitation of Consents to Amendments to the Indenture, Guarantee Agreement

and Trust Agreement, and Waiver of Defaults, in Respect of All

$221,550,000 Aggregate Liquidation Preference Outstanding of

6½% CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES

(the “Preferred Securities”) (CUSIP Nos. 91136H306 and 91136H207)

(ISIN Nos. US91136H3066 and US91136H2076)

In consideration of a Consent Fee of

$0.8125 per $50 liquidation preference of the Preferred Securities in respect of which Consents are accepted

The Solicitation (as defined below) will expire at 5:00 p.m., New York City time, on September 19, 2005 (such date and time, as we may extend it from time to time, the “Expiration Date”). We may extend the Expiration Date without extending the right of Holders (as defined below) to revoke Consents delivered (and not validly revoked) prior to the then-effective Effective Time (as defined below). We may, in our sole discretion, terminate or amend the Solicitation at any time.

Subject to the terms and conditions set forth in this Consent Solicitation Statement (as may be amended or supplemented from time to time, the “Statement”), United Rentals, Inc. (“Holdings”) and United Rentals Trust I (the “Trust”) hereby solicit (the “Solicitation”) the consents (the “Consents”) of Holders of the Preferred Securities to certain amendments (the “Proposed Amendments”) to the Indenture related to 6½% Convertible Subordinated Debentures due August 1, 2028 (the “Debentures”) issued by Holdings, and the related Guarantee Agreement and Trust Agreement (as respectively defined below) with respect to the Preferred Securities, as further described herein. Each Holder that delivers a Consent will also be waiving certain Defaults that shall have occurred before the Proposed Amendments become effective (the “Proposed Waiver,” and together with the Proposed Amendments, the “Proposed Amendments and Waiver”).

The Solicitation Agent is:

CREDIT SUISSE FIRST BOSTON

August 22, 2005, as amended on

September 12, 2005

As used herein, the term “Holders” means those holders of record of Preferred Securities on August 19, 2005 (the “Record Date”) as reflected in the records of the Property Trustee (as defined below) under the Trust Agreement. Unless otherwise stated, the terms “we,” “us” and “our” refer to Holdings, taken together with United Rentals (North America), Inc. (“United Rentals”) and its other subsidiaries, and the Trust, as the context may require. Capitalized terms used in this Statement that are not otherwise defined herein have the meanings set forth in the Indenture (as defined below).

BACKGROUND

The Debentures were issued under an indenture, dated as of August 5, 1998 (the “Indenture”), between Holdings and The Bank of New York, as trustee (“Debenture Trustee”). The guarantee was provided by Holdings pursuant to a guarantee agreement, dated as of August 5, 1998 (the “Guarantee Agreement”), between Holdings and The Bank of New York, as trustee (“Guarantee Trustee”). The Trust is governed by the amended and restated trust agreement, dated as of August 5, 1998 (the “Trust Agreement”), among Holdings, The Bank of New York, as property trustee (the “Property Trustee”), The Bank of New York (Delaware), as Delaware trustee, and the administrative trustees named therein. We sometimes refer to the trustees under the foregoing instruments collectively as the “Trustees.”

The Indenture requires Holdings to file with the Debenture Trustee and with the Securities and Exchange Commission (the “SEC”), and transmit to holders of the Debentures, information, documents and reports required by the Trust Indenture Act of 1939 (the “Trust Indenture Act”) at the time and in the manner provided in the Trust Indenture Act, and to file with the SEC and provide the Debenture Trustee and holders of Debentures the annual reports, quarterly reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934 (the “Exchange Act”) (collectively, the “SEC Reports”). The Indenture also requires Holdings to file with the Debenture Trustee, within 120 days after the end of each calendar year of Holdings, an Officer’s Certificate covering the preceding calendar year, stating whether or not, to the best knowledge of the signers thereof, Holdings is in default in the performance of the terms of the Indenture, and if Holdings is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge (a “Compliance Certificate”). The Guarantee Agreement and the Trust Agreement also obligate Holdings to provide such SEC Reports and compliance certificates as required by the Trust Indenture Act.

We previously announced that we would delay filing our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Annual Report”) and our Quarterly Reports on Form 10-Q for the first two quarters of 2005. We have not filed them to date. We also did not deliver to the Debenture Trustee, by the dates required by the Indenture, the most recently required Compliance Certificate, nor did we provide the compliance certificates required by the Trust Indenture Act to the Guarantee Trustee or the Property Trustee as required by the Guarantee Agreement and the Trust Agreement, respectively. The requirements to file SEC Reports with the SEC and the Trustees (or otherwise furnish them to holders), and to deliver compliance certificates, as required by the Indenture, the Guarantee Agreement and the Trust Agreement, respectively, are hereafter referred to as the “Reporting and Certificate Delivery Covenants.” Our failure to take these actions, while constituting Defaults under the Indenture, has not resulted in an Event of Default under the Indenture.

However, under the Indenture, either the Debenture Trustee or holders of at least 25% of the aggregate principal amount of the Debentures then Outstanding or Holders of at least 25% of the aggregate liquidation preference of the Preferred Securities then Outstanding have the right to notify us in writing of our nonperformance and declare an Event of Default. If a Notice of Default satisfying the requirements of the Indenture were to be duly delivered, we would have 90 days to cure the Default. If we do not cure the Default within that period, then either the Debenture Trustee or the holders of at least 25% of the aggregate principal amount of the Debentures then Outstanding or, if upon an Event of Default, the Debenture Trustee or the holders of at least 25% in aggregate principal amount of Debentures

2

then Outstanding fail to declare the principal of all the Debentures to be due and payable within five business days after the giving of written notice to the representatives of the lenders under our credit facility, the holders of at least 25% in aggregate liquidation preference of the Preferred Securities then Outstanding, would have the right to declare the principal amount and all accrued interest under such Debentures due and payable immediately, unless a waiver is obtained from holders of not less than a majority of the aggregate principal amount of the Debentures then Outstanding or, if such holders fail to waive an Event of Default, the holders of not less than a majority in aggregate liquidation preference of the Preferred Securities then Outstanding. To date, we have not received any written notice declaring an Event of Default under the Indenture, the Guarantee Agreement, the Trust Agreement or any of the indentures related to the Notes (as defined below). This Solicitation reflects an agreement in principle we reached with the steering committee of an ad hoc committee representing holders of the Nonconvertible Notes (as defined below) and with representatives of an ad hoc group representing holders of the Convertible Notes. We have been advised that the ad hoc committee consists of approximately 60 financial institutions that collectively hold an aggregate of more than $1.4 billion of the three issues of the Nonconvertible Notes and more than 50% of the principal amount of each issue of the Nonconvertible Notes. In addition, the representatives of the ad hoc group of Convertible Noteholders have advised us that the members of their group collectively own more than 50% of the outstanding principal amount of the Convertible Notes.

SUMMARY DESCRIPTION OF THIS SOLICITATION

The Proposed Amendments will effectively provide that, until 11:59 p.m., New York City time, on March 31, 2006, a failure to comply with the provisions of the Indenture, Guarantee Agreement and the Trust Agreement (collectively, the “Documents”) relating to the Reporting and Certificate Delivery Covenants will not constitute Defaults under the Documents. The Proposed Waiver will provide that all Defaults that shall have occurred prior to the effectiveness of the Proposed Amendments relating to our failure to file and deliver SEC Reports and deliver compliance certificates to the Trustees are waived. For a more detailed description of the Proposed Amendments and Waiver, see “The Proposed Amendments and Waiver.”

Concurrently with this Solicitation, United Rentals is also soliciting (the “Concurrent Solicitation”) the consents of holders of its 6½% Senior Notes due 2012, 7¾% Senior Subordinated Notes due 2013, 7% Senior Subordinated Notes due 2014 (the “Nonconvertible Notes”) and 1?% Convertible Senior Subordinated Notes due October 15, 2023 (the “Convertible Notes” and collectively with the Nonconvertible Notes, the “Notes”) to comparable amendments and waivers to the indentures relating to the Notes. The Notes were issued by United Rentals and are guaranteed by Holdings. Certain issues of the Notes are also guaranteed by certain U.S. subsidiaries of United Rentals. The Debentures and Preferred Securities are not guaranteed by United Rentals or any of its subsidiaries.

The Solicitation is being made upon the terms and is subject to the conditions set forth in this Statement and the accompanying consent form (the “Consent Form”). Approval of the Proposed Amendments and Waiver requires the consent of the holders of not less than a majority in aggregate liquidation preference of Outstanding Preferred Securities (the “Requisite Consents”).

By executing and delivering a Consent, the Holder will also be authorizing and instructing the trustees under the Documents to enter into such supplements and amendments to the Documents (collectively, “Supplements”) as shall be necessary or appropriate to effectuate the Proposed Amendments and Waiver. At any time following the receipt of the Requisite Consents, and in compliance with the conditions contained in the Documents, the Proposed Waiver will become effective and we and the Trustees may execute Supplements and upon execution of such Supplements the Proposed Amendments will become effective (such time, the “Effective Time”). We will make a public announcement of the Effective Time on the next business day after the Effective Time. Neither the effectiveness of the Proposed Waiver nor our execution of Supplements shall require us to pay for any Consents prior to the

3

Expiration Date. We will not extend the Expiration Date to a date later than 30 days following the Effective Time.

Until the Effective Time, Holders may revoke Consents. Any notice of revocation received after the Effective Time will not be effective. See “The Solicitation--Revocation of Consent.” From and after the Effective Time, each present and future holder of the Preferred Securities and Debentures will be bound by the Proposed Amendments and Waiver, whether or not such holder delivered a Consent.

Notwithstanding anything to the contrary set forth in this Statement, we reserve the right, at any time on or prior to the business day following the Expiration Date, to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation or (v) waive any of the conditions to the Solicitation, subject to applicable law. See “The Solicitation—Expiration Date; Extensions; Amendment.”

Promptly following the Expiration Date, we will pay to each Holder that validly delivered a properly completed and executed Consent Form prior to the Expiration Date $0.8125 for each $50 in liquidation preference of such Holder’s Preferred Securities as to which we have received and accepted Consents (the “Consent Fee”). If we fail to pay, within three business days following the Expiration Date, the Consent Fee pursuant to this Solicitation, the Proposed Amendments and Waiver will cease to have any effect beginning at 5:30 p.m., New York City time, on such third business day. Payment will be made to each direct participant (“DTC Participant”) in The Depository Trust Company (“DTC”) who has delivered a Consent Form on or prior to the Expiration Date and such DTC Participant should distribute the Consent Fees to the beneficial owners of the Preferred Securities on whose behalf such DTC Participant delivered a Consent in accordance with this Solicitation in accordance with its procedures.

IMPORTANT

Holders should read and carefully consider the information contained herein before deciding whether to give their Consent to the Proposed Amendments and Waiver.

Holders who wish to consent must deliver their properly completed and executed Consent Form to the Information Agent (as defined below) at the address, facsimile number or email address set forth on the back cover of this Statement in accordance with the instructions set forth herein and in the Consent Form. Consents should not be delivered to us, the Trustees or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustees or the Solicitation Agent. Any beneficial owner of Preferred Securities who is not a registered Holder of such Preferred Securities must arrange with the person who is the registered Holder or such registered Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Solicitation.

Please handle this matter through your bank or broker. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent at the address or telephone numbers set forth on the back cover of this Statement. Requests for assistance in completing and delivering a Consent Form or requests for additional copies of this Statement, the Consent Form or other related documents should be directed to the Solicitation Agent or the Information Agent at the addresses or telephone numbers set forth on the back cover of this Statement.

4

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustees, the Solicitation Agent, the Information Agent or any other person.

The statements made in this Statement are made as of the date of this Statement and delivery of this Statement or the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date. The information provided in this Statement is based upon information provided solely by us. The Solicitation Agent has not independently verified and does not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein.

The Solicitation is not being made to, and a Consent Form will not be accepted from or on behalf of, a Holder in any jurisdiction in which the making of the Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to lawfully make the Solicitation in any such jurisdiction and to extend the Solicitation to any Holder in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Solicitation to be made by a licensed broker or dealer, the Solicitation will be deemed to be made on our behalf by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

UNITED RENTALS

United Rentals is the largest equipment rental company in North America. We offer for rent over 600 types of equipment—from heavy machines to hand tools—through our network of rental locations in the United States, Canada and Mexico. Our customers include construction and industrial companies, manufacturers, utilities, municipalities, homeowners and others. In addition to renting equipment, we sell used rental equipment, act as a dealer for new equipment and sell related merchandise and contractor supplies, parts and service.

The Trust is a statutory business trust created under the laws of the State of Delaware. All of the common securities of the Trust are owned by Holdings. The Preferred Securities were originally issued by the Trust in August 1998 and represent undivided beneficial interests in the assets of the Trust. The Trust used the net proceeds received by it from the sale of the Preferred Securities to purchase the Debentures issued by Holdings. The Trust was formed solely for the purpose of issuing the Preferred Securities (the and common securities owned by Holdings describe above) and purchasing the Debentures with the proceeds therefrom, and currently exists solely for the purpose of performing its obligations relating to such securities.

Our principal offices are located at Five Greenwich Office Park, Greenwich, Connecticut 06830. Our main telephone number at that address is (203) 622-3131.

RECENT DEVELOPMENTS

SEC Non-Public Fact-Finding Inquiry

As previously announced, the SEC is conducting a non-public fact-finding inquiry of our company. We are cooperating with the SEC, continue to provide information to the SEC and have formed a special committee of independent directors with separate counsel to review matters relating to the SEC inquiry. As previously announced, the inquiry appears to relate to a broad range of our accounting practices and is not confined to a specific period or the matters discussed in this Statement.

5

Update on Special Committee Review Relating to SEC Inquiry

In the years 2000, 2001 and 2002, we were party to several short-term, equipment sale-leaseback transactions that resulted in us reporting aggregate gross profit from these transactions of $12.5 million, $20.2 million and $1.5 million in those respective years. Although no final conclusion has been reached, the special committee has, as previously disclosed, developed information that suggests the accounting for at least some of these transactions was incorrect. The special committee is continuing to review these transactions as part of its broader review relating to the SEC inquiry.

As previously disclosed, in August 2005 our board of directors terminated the employment of John Milne, our former president and Chief Financial Officer, for cause. The board took this action because, as previously announced, Mr. Milne has been unwilling to respond to questions of the special committee of the board reviewing matters relating to the SEC inquiry of us.

Restatements of Financial Statements

Self-Insurance Reserve Restatement Expected

We have announced that we expect to restate our financial statements for 2000 through 2003 and the first nine months of 2004 to correct the expense associated with the self-insurance reserve. This expense was too high in 2004 and 2003 and too low in prior years. We are presently quantifying by reporting period the financial restatement necessary.

Income Tax Restatement Expected

We have announced that that we expect to restate our financial statements for years prior to 2004 to correct the provision for income taxes. Our analysis of the impact of the restatement on aggregate income tax expense for the periods prior to 2004 and for particular periods is not complete. We believe that this restatement will not impact 2004.

Delay in Issuing Results for 2004 and the First Two Quarters of 2005 and in Filing SEC Reports

As previously announced, we have delayed finalizing our 2004 results and results for the first two fiscal quarters of 2005 to allow time to review matters relating to the SEC fact-finding inquiry and complete work relating to the self-insurance reserve and income tax restatements.

Certain Litigation

As previously announced, following our public announcement of the SEC inquiry referred to above, three purported class action lawsuits were filed against us in the United States District Court for the District of Connecticut. The plaintiff in each of the lawsuits seeks to sue on behalf of a purported class comprised of purchasers of our securities from October 23, 2003 to August 30, 2004. The lawsuits name as the defendants our company and the following officers and/or directors of our company: Wayland Hicks (vice chairman and chief executive officer), Bradley Jacobs (chairman), John Milne (former president, chief financial officer and director) and Joseph Sherk (vice president and corporate controller). The complaints allege, among other things, that (i) certain of our SEC filings and other public statements contained false and misleading statements which resulted in damages to the plaintiff and the members of the purported class when they purchased our securities and (ii) the defendants’ conduct in connection therewith violated Section 10(b) of the Exchange Act and Rule 10b 5 promulgated thereunder and, in the case of the individual defendants, Section 20(a) of such Act. The complaints seek unspecified compensatory damages, costs and expenses. On February 1, 2005, the Court entered an order consolidating the three actions. We intend to defend against these actions vigorously.

6

In January 2005, an alleged shareholder of Holdings filed an action in Connecticut State Superior Court, Judicial District of Norwalk/Stamford at Stamford, purportedly suing derivatively on our behalf. The action names as defendants each of our directors and our vice president and corporate controller. In addition, the action names us as a nominal defendant. The complaint alleges, among other things, that the individual defendants breached their fiduciary duties to us by causing or allowing us to disseminate misleading and inaccurate information to shareholders and the market and by failing to establish and maintain adequate accounting controls, thus exposing us to damages. The complaint seeks unspecified compensatory damages, costs and expenses against the individual defendants.

In November 2004, we received a letter from counsel for an alleged shareholder, raising allegations similar to the ones set forth in the derivative complaint described above and demanding that we take action in response to those allegations against certain of our current and/or former directors and officers. Following receipt of the letter, the board of directors formed a special committee of the board to consider the letter. In August 2005, this alleged shareholder commenced an action in Connecticut State Superior Court, Judicial District of Norwalk/Stamford at Stamford, purporting to sue derivatively on our behalf. The action names as defendants certain of our current and/or former directors and officers, and names us as a nominal defendant. The complaint in this action asserts, among other things, that all of the defendants breached fiduciary obligations to us by causing or allowing us to disseminate misleading and inaccurate information to shareholders and the market, and by failing to establish and maintain adequate accounting controls, thus exposing us to damages and expenses. The complaint in this action also asserts a claim for unjust enrichment against Messrs. Jacobs, Hicks and Milne. The complaint seeks unspecified compensatory damages, equitable relief, costs and expenses against all of the individual defendants. The complaint also seeks an order, in connection with plaintiff’s unjust enrichment claim, directing Messrs. Jacobs, Hicks and Milne to disgorge certain compensation they received from us with respect to fiscal years 2001, 2002 and 2003.

In August 2005, another alleged shareholder filed an action in the United States District Court for the District of Connecticut, purporting to sue derivatively on our behalf. The action names as defendants certain of our current and/or former directors and officers, and names us as a nominal defendant. The complaint in this action asserts claims against each of the individual defendants for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. Each of these claims is premised on, among other things, the theory that the individual defendants caused or permitted us to disseminate misleading and inaccurate information to shareholders and to the market, and failed to establish and maintain adequate accounting controls, thus exposing us to damages and expenses. The complaint also asserts: (a) a claim that a former director breached fiduciary obligations by selling shares of our common stock while in possession of material, non-public information; and (b) a claim against Messrs. Hicks, Jacobs and Milne for recovery of incentive-based compensation under section 304 of the Sarbanes-Oxley Act. The complaint seeks unspecified compensatory damages, equitable relief, restitution, costs and expenses against all of the individual defendants. The complaint also seeks an order declaring that Messrs. Hicks, Jacobs and Milne are liable under the Sarbanes-Oxley Act and directing them to reimburse us for all bonuses or other incentive-based or equity-based compensation they received for the fiscal years 1999 through 2004.

RISK FACTORS

Participating in the Solicitation involves certain risks. Before deciding whether or not to participate in the Solicitation, you should carefully consider the risks described below in addition to the “risk factors” included in our filings with the SEC and the information we disclose in our SEC filings that are incorporated by reference in this Statement (see “Where You Can Find More Information” below).

7

Our Indebtedness

As previously announced, the lenders under our secured credit facility have agreed to allow us until December 31, 2005 to provide our 2004 audited financial statements. These lenders also agreed to allow us to delay the filing of our 2004 Annual Report, as well as reports on Form 10-Q for 2005 interim periods, until our 2004 results are finalized. The credit facility lenders also agreed to waive certain defaults under the credit facility related to our failure to have timely filed required SEC reports. However, action by Holders, holders of Notes, or the related trustees, to accelerate our material indebtedness, or otherwise take action (or commence a grace or cure period) to exercise material remedies with respect to such indebtedness, would cause such waiver to expire and entitle the lenders under the credit facility to terminate, and require repayment of all amounts outstanding under, the credit facility.

As of September 1, 2005, there was approximately $740 million of term loans and $235 million of other borrowings (not including letters of credit) outstanding under our secured credit facility, and $140 million outstanding under our account receivables facility. Those amounts include approximately $200 million we borrowed on September 1, 2005 under those facilities, which we invested in short-term securities.

In addition, there is an aggregate of approximately $2.27 billion of securities outstanding under the Indenture and the indentures relating to the Notes. The Indenture requires us to comply with Reporting and Certificate Delivery Covenants, and the indentures relating to the Notes contain similar requirements. The failure to comply with such requirements will not automatically result in an event of default under these indentures. However, if the Proposed Amendments and Waiver are not obtained with respect to an indenture, either the trustee or the holders of at least 25% of the aggregate principal amount of the securities Outstanding under such indenture (or the Holders of at least 25% of the aggregate liquidation preference of the Outstanding Preferred Securities in the case of a default under the Indenture) have the right to notify us of our nonperformance of such requirements and declare an event of default. If a notice of default under such indenture were to be duly delivered, we would have 30 days to cure the default. If we do not cure the default within the applicable period, then either the applicable trustee or the holders of at least 25% of the aggregate principal amount of the securities Outstanding under such indenture would have the right to declare the principal amount and all accrued interest under such securities due and payable, unless a waiver is obtained from holders of not less than a majority of the aggregate principal amount of such Outstanding securities.

If any such event were to occur, we might be unable to refinance our debt, whether through the capital markets or otherwise, on commercially reasonable terms, or at all, and if we could not refinance our debt, we might be unable to meet our payment obligations unless we engage in an extraordinary transaction, including an asset sale, and any such transaction might have a significant adverse affect on our business and financial condition. Further, if we are unable to repay or refinance our debt, as it becomes due, we could be forced to restructure our obligations or seek protection under applicable bankruptcy laws or an involuntary bankruptcy proceeding may be brought against us.

Effect of Proposed Amendments and Waiver

If Requisite Consents are received with respect to, and the Supplements relating to the Proposed Amendments are executed, the Proposed Amendments and Waiver will be binding on all holders of Debentures and Preferred Securities. The modification of the Documents pursuant to the Proposed Amendments and Waiver may adversely affect the market price of the Preferred Securities or otherwise be adverse to the interests of the Holders. In addition, if the Proposed Amendments become effective, you will not be able to accelerate payment on the Debentures for a breach of the Reporting and Certificate Delivery Covenants unless we breach the Documents as amended by the Proposed Amendments. Although the effectiveness of the Proposed Amendments with respect to the Preferred Securities is conditioned upon the receipt of (i) the Requisite Consents for the Preferred Securities and (ii) the requisite

8

consents for each issue of Notes, we reserve the right to waive the condition set forth in (ii) with respect to any one or more issues of Notes. If we waive that condition with respect to the Preferred Securities, the Proposed Amendments with respect the Preferred Securities may become effective while the Proposed Amendments with respect to any issue or issues of Notes do not become effective. In such an event, holders of such Notes will continue to be able to accelerate payment on their Notes for the existing breach of the SEC reporting and certificate delivery covenants in accordance with the indentures. The Indenture does not “cross-default” upon a default under our Notes or other indebtedness.

We reserve the right to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation or (v) waive any of the conditions to the Solicitation, subject to applicable law. United Rentals has reserved similar rights with respect to any one or more issues of Notes in connection with the Concurrent Solicitation. Accordingly, United Rentals may modify the terms of the Concurrent Solicitation (including, without limitation, the form and amount of consideration it offers for consents) in any manner with respect to any one or more issues of Notes without similarly modifying the terms of this Solicitation. In addition, because effective times may vary between the Preferred Securities and the issues of Notes and Holders (and holders may not revoke consents after the respective effective times for the proposed amendments and waivers), it is possible that we may amend the terms or waive the conditions of the solicitation or the Concurrent Solicitation with respect to any issue of Notes at a time when Holders are already bound by the terms of the Consents.

SEC Inquiry; Restatement of Prior Period Financial Statements; Regulatory Action and Civil
Litigation; etc.

As described above, we are currently the subject of an inquiry by the SEC, three class actions have been filed against us and certain of our directors and executive officers, and three shareholder derivative actions have been filed in state and federal courts for putative benefit against members of our board of directors and certain of our executive officers. We have established a special committee in connection with the SEC inquiry. Because the SEC inquiry and our internal inquiry are ongoing, we cannot predict their outcome. In addition, as noted above, we expect that we will restate our financial statement for prior periods, unrelated to the SEC inquiry. The restatement of our prior period financial statements may cause us to become subject to further regulatory action or civil litigation (in addition to that which is described above). Any such regulatory action or civil litigation could require us to pay fines or other penalties and could have an adverse effect on our business and financial condition. We could also become subject to ratings downgrades and further negative publicity and may lose or fail to attract and retain key employees and management personnel as a result of these matters. In addition, as a result of the SEC inquiry we have incurred and may continue to incur significant expenses in connection with responding to the inquiry regardless of its outcome. Responding to the SEC inquiry has diverted and may continue to divert the time and attention of our management from normal business operations. See “Recent Developments.”

Lack of Public Disclosure Concerning Us

Investors must evaluate whether to buy, hold or sell our securities in light of the lack of financial information about us. We have not filed with the SEC our 2004 Annual Report or our quarterly report on Form 10-Q for the first two quarters of 2005. Until we file our delinquent reports and resume timely reporting, there will be limited public information available concerning our results of operations and our financial condition. As previously disclosed, we have cautioned investors not to rely on our historical financial statements in view of the expected restatements relating to tax and insurance described above, as well as the matters relating to certain sale-leaseback transactions discussed above under “Recent Developments - Update on Special Committee Review Relating to SEC Inquiry.” The preliminary

9

unaudited financial information that we have recently disclosed is very limited and is subject to change. The absence of financial information may have a number of adverse effects on us, the Debentures and the Preferred Securities which we cannot now predict. Any decision with respect to our securities involves risk because of the absence of recent financial information.

Adverse Affect on Our Ability to Raise Capital

Our failure to meet the reporting requirements of the federal securities laws affects our ability to access the capital markets. We are unable to make any registered offering of securities until we can present audited 2004 financial statements and applicable unaudited interim financial statements. We are also ineligible to use “short-form” registration (registration that allows us to incorporate by reference our Form 10-K, Form 10-Q and other SEC reports into our registration statements) or, for most purposes, shelf registration, until twelve complete months have passed after the date that we file all our delinquent periodic reports, including the 2004 Annual Report and any quarterly reports on Form 10-Q that have not been timely filed.

Until we are current in our reporting, a holder of restricted securities within the meaning of Rule 144 of the Securities Act of 1933 will be unable to sell such securities in reliance on Rule 144, unless such holder has held such securities for at least two years and is not our “affiliate” for purposes of the U.S. securities laws.

Because we are late in making our SEC filings, we are not in compliance with the continued listing requirements of the New York Stock Exchange, or NYSE. Under the rules of the NYSE, a continuing failure to comply with these requirements could result in the commencement of delisting proceedings. The NYSE also has broad power to commence delisting proceedings for violations of its rules and may do so at any time. In addition, in order to solicit proxies for our annual meeting, we are required to send a proxy statement that is accompanied or preceded by an annual report that includes audited 2004 financial statements. Until we can provide audited 2004 financial statements, we are unable to distribute our proxy report or set a date for our annual meeting.

SPECIAL NOTE REGARDING FORWARD-LOOKING

STATEMENTS AND OTHER FACTORS

Certain statements made by us are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “plan,” “intend,” “project,” “forecast,” “may,” “will,” “should,” “on track” or “anticipates” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) unfavorable economic and industry conditions can reduce demand and prices for our products and services, (2) governmental funding for highway and other construction projects may not reach expected levels, (3) we may not have access to capital that we may require, (4) any companies that we acquire could have undiscovered liabilities and may be difficult to integrate, (5) rates may increase less than anticipated or costs may increase more than anticipated, (6) the audit of our 2004 results has not yet been completed and, accordingly, previously announced data for 2004 are preliminary and subject to change, (7) our results for the first half of 2005 have not been finalized and, consequently, are preliminary and subject to change, (8) the evaluation and testing of our internal controls over financial reporting have not yet been completed and additional material weaknesses may be identified, (9) we may incur significant expenses in connection with the SEC inquiry of our company and the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, (10) there can be no assurance that the outcome of the SEC inquiry or internal review will not require changes in our accounting policies and practices, restatement of financial statements, revisions of preliminary results or guidance, and/or otherwise be adverse to us, (11) we may be unable to deliver

10

financial statements or make SEC filings within the time-period required by our lenders, (12) security holders may elect to declare an event of default under various indentures based on our delay in filing SEC reports, (13) consents or waivers from lenders may not be obtained (pursuant to this Statement or otherwise) and will be costly to obtain and (14) the estimated impact of expected restatements is preliminary and may change based upon additional analysis by us or our auditors. Certain of these risks and uncertainties, as well as others, are discussed in greater detail in our filings with the SEC. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any statement is made.

THE PROPOSED AMENDMENTS AND WAIVER

The Proposed Amendments

Certain Definitions. The following defined terms would be added to each of the Documents:

“Consent Fee” means the payment defined as such with respect to the Preferred Securities in the Solicitation Documents.

“Covenant Reversion Date” means, 11:59 p.m., New York City time, on the earlier of (i) the Business Day following the Company’s failure to pay the Consent Fee, if due, for the Preferred Securities in accordance with the Solicitation Documents and (ii) March 31, 2006.

“Solicitation Documents” means the Consent Solicitation Statement dated as of August 22, 2005, as amended on September 12, 2005, and the related Consent Form, each as may be amended and supplemented from time to time.

Text of the Amendments to Indenture. Below is the text of the relevant provisions from the Indenture, substantially as they currently exist, along with the form of the Proposed Amendments to the provisions marked to show changes from the current provisions of the Indenture. Text that is added to the Indenture by the form of the Proposed Amendment is underlined. We reserve the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Statement.

The Indenture
SECTION 5.1 Events of Default.

“Event of Default,” wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)   default in the payment of any interest upon the Debenture, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

(b)   default in the payment of the principal of (or premium, if any, on) the Debentures when due whether at Stated Maturity, upon redemption by declaration or otherwise; or

(c)   failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company contained in the Debentures or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of the Company) and continuance for such failure

11

for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by a Holder or Holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding or the holder or holders of at least 25% in aggregate liquidation preference of the Preferred Securities; provided, however, that notwithstanding any of the foregoing or any other provision of this Indenture or the Debentures, the failure of the Company to comply with Sections 7.4 and 10.5 of this Indenture, and §314 of the Trust Indenture Act, at any time before the Covenant Reversion Date shall not constitute a Default or Event of Default under this clause (c); or

SECTION 7.4	Reports by Company.

The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act, provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, the Company shall continue to file with the Commission (to the extent permitted) and provide the Trustee and Holders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Notwithstanding the foregoing or any other provision of this Indenture or the Debentures, the information, documents and reports referred to in this Section 7.4 that the Company would have been required (but for this sentence) to file with the Trustee and the Commission, and transmit to the Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed or transmitted until the Covenant Reversion Date.

SECTION 10.5 Statement as to Compliance.

The Company shall deliver to the Trustee, within 120 days after the end of each calendar year of the Company ending after the date hereof an Officers’ Certificate (signed by at least one of the officers referred to in Section 314(a)(4) of the Trust Indenture Act) covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.5, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. Notwithstanding the foregoing or any other provision of this Indenture or the Debentures, Officer’s Certificates that the Company would have been required (but for this sentence) to deliver pursuant to Section 10.5 at any time before the Covenant Reversion Date shall not be required to be delivered until the Covenant Reversion Date.

SECTION 10.11. Interim Period Provisions.

12

Within 25 days after the end of each calendar month ending during the Interim Period (as defined below), other than a month that is the last month in a fiscal quarter or the month that is January, and within 45 days after the end of each January ending during the Interim Period, the Company will cause to be filed with (or furnished to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited financial information setting forth revenue, dollar utilization, outstanding debt, liquidity (cash position plus borrowing availability), cash flow from operations, and capital expenditures, presented for the Company on a consolidated basis (the “Specified Financial Information”), for the immediately preceding monthly period or as of the end of such monthly period, as the case may be. Within 45 days after the end of each fiscal quarter ending during the Interim Period (other than the last fiscal quarter in the fiscal year), and within 75 days after the last fiscal quarter of the fiscal year ending during the Interim Period, the Company will cause to be filed with (or furnished to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited Specified Financial Information for the immediately preceding fiscal quarter or as of the end of such quarterly period, as the case may be. All Specified Financial Information will be subject to such changes determined by the Company to be appropriate in connection with any Commission inquiry, the Company’s internal review and possible restatements announced prior to the end of the Interim Period. As used in this Section, the term “Interim Period” means the period beginning on [the Business Day following the Effective Time] and ending on such date (the “End Date”) by which the Company shall have filed with the Commission all Annual Reports on Form 10-K and all Quarterly Reports on Form 10-Q due pursuant to the Exchange Act for periods ended prior to the End Date. This Section shall expire and cease to have any effect upon the End Date.

Text of the Amendments to Guarantee Agreement. Below is the text of the relevant provisions from the Guarantee Agreement, substantially as they currently exist, along with the form of the Proposed Amendments to the provisions marked to show changes from the current provisions of the Guarantee Agreement. Text that is added to the Guarantee Agreement by the form of the Proposed Amendment is underlined. We reserve the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Statement.

SECTION 2.4   Periodic Reports to the Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Notwithstanding the foregoing or any other provision of this Guarantee Agreement, (i) the documents, reports and information referred to in this Section 2.4 that the Guarantor would have been required (but for this sentence) to file with, or provide to, the Guarantee Trustee, the Securities and Exchange Commission, the Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed or provided until the Covenant Reversion Date and (ii) compliance certificates that the Guarantor would have been required (but for this sentence) to provide pursuant to this Section 2.4 at any time before the Covenant Reversion Date shall not be required to be delivered until the Covenant Reversion Date.

Text of the Amendments to Trust Agreement. Below is the text of the relevant provision from the Trust Agreement, substantially as it currently exists, along with the form of the Proposed Amendment to the provision marked to show changes from the current provision of the Trust Agreement. Text that is added to the Trust Agreement by the form of the Proposed Amendment is underlined. In accordance with the Trust Agreement, we reserve the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Statement.

13

SECTION 8.14  Reports to the Property Trustee. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Notwithstanding the foregoing or any other provision of this Trust Agreement, (i) the documents, reports and information referred to in this Section 8.14 that the Depositor and Administrative Trustees on behalf of the Trust would have been required (but for this sentence) to provide to the Property Trustee or any other Person, at any time before the Covenant Reversion Date, shall not be required to be provided until the Covenant Reversion Date, and (ii) the compliance certificates that the Depositor and Administrative Trustees on behalf of the Trust would have been required (but for this sentence) to provide pursuant to this Section 8.14 at any time before the Covenant Reversion Date shall not be required to be delivered until the Covenant Reversion Date.

The Proposed Waiver

The Documents provide that holders of not less than a majority of the aggregate liquidation preference of the Outstanding Preferred Securities may waive any past Default and its consequences on behalf of all holders of Debentures and Preferred Securities (except with respect to certain specified Defaults). The Consent Form includes a waiver of any Defaults under the Documents occurring before the receipt of the Required Consents relating to any failure to comply with Sections 7.4 and 10.5 of the Indenture, Section 2.4 of the Guarantee Agreement and Section 8.14 of the Trust Agreement. Each Holder that executes a Consent Form will be deemed to have waived all defaults and their consequences with respect to any breaches of these sections in accordance with the Indenture, the Guarantee Agreement and the Trust Agreement, as applicable, and any defaults that shall have occurred with respect to these sections before the receipt of the Required Consents will be deemed to have been cured for all purposes.

THE SOLICITATION

General

In order for the Proposed Amendments and Waiver to be effective with respect to the Preferred Securities, the Information Agent must receive the Requisite Consents.

As of the Record Date, there was $221,550,000 aggregate liquidation preference of Preferred Securities Outstanding. For purposes of determining whether the requisite liquidation preference of Preferred Securities has given Consent, any Preferred Securities owned by us, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us, will be disregarded.

If the Requisite Consents have been received, the Proposed Waiver will be effective and we and the Trustees may execute Supplements, in compliance with the conditions contained in the Documents, and upon execution of the Supplements the Proposed Amendments will become effective. Neither the effectiveness of the Proposed Waiver nor our execution of Supplements shall require us to pay for any Consent until the Expiration Date. We will not extend the Expiration Date to a date later than 30 days following the Effective Time.

The delivery of a Consent will not affect a Holder’s right to sell or transfer any Preferred Securities, and a sale or transfer of any Preferred Securities after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Preferred Securities. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Preferred Securities to which such Consent relates, unless the applicable Holder has complied with the

14

procedure for revoking a Consent, as described herein and in the Consent Form. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Amendments and Waiver.

Promptly following the Expiration Date, we will pay to each Holder that validly delivered a properly completed and executed Consent Form prior to the Expiration Date the Consent Fee for each $50 in liquidation preference of such Holder’s Preferred Securities as to which we have received and accepted Consents. If we fail to pay, within three business days following the Expiration Date, the Consent Fee pursuant to this Solicitation, the Proposed Amendments and Waiver will cease to have any effect beginning at 5:30 p.m., New York City time, on such third business day.

Record Date

This Statement and the Consent Form are being sent to all Holders of record on the Record Date as we are reasonably able to identify. Such date has been fixed as the date for the determination of Holders entitled to provide Consent and receive the Consent Fees, if payable, pursuant to the Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date and, thereupon, any such new date will be deemed to be the Record Date for purposes of this Solicitation.

Consent Fees

Assuming satisfaction of all conditions to the Solicitation, promptly following the Expiration Date, which is expected to be the second business day thereafter, we will pay the Consent Fee to each Holder of Preferred Securities as to which we have received and accepted a Consent prior to the Expiration Date provided such Consent is not validly revoked prior to the Effective Time.

The right to receive Consent Fees is not transferable with any Preferred Securities. We will only make payments of Consent Fees to Holders who have properly delivered Consents that are in effect at the Expiration Date pursuant to the terms hereof. No other holder of any Preferred Securities will be entitled to receive any Consent Fee. Payment will be made to each DTC Participant who has delivered a Consent Form on or prior to the Expiration Date and such DTC Participant should distribute the Consent Fees to the beneficial owners of the Preferred Securities on whose behalf such DTC Participant delivered a Consent in accordance with its procedures.

Interest will not accrue on or be payable with respect to any Consent Fees.

Consents will expire if the Requisite Consents have not been obtained on or before the Expiration Date.

How to Consent

Holders who wish to deliver a Consent to the Proposed Amendments and Waiver should deliver one or more properly completed Consent Forms signed by or on behalf of such Holder by registered mail, hand delivery, overnight courier or by facsimile or electronic transmission (with an original delivered subsequently) to the Information Agent at its address, facsimile number or email address set forth on the back cover of this Statement in accordance with the instructions contained in this Statement and the Consent Form. We shall have the absolute right in our sole discretion to determine whether any purported Consent satisfies the requirements of the Solicitation and the Documents, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent. Consent Forms must be received by the Information Agent prior to the Expiration Date in order to qualify for payment of the Consent Fees.

15

Consents will be accepted from Holders and any other person who has obtained a proxy in a form reasonably acceptable to us that authorizes such other person (or person claiming title by or through such other person) to deliver a Consent with respect to any Preferred Securities on behalf of such Holder. For purposes of the Solicitation, DTC has authorized the DTC Participants set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were Holders of the Preferred Securities held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants as Holders. Any beneficial owner whose Preferred Securities are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to deliver a Consent should contact the Holder of its Preferred Securities promptly and instruct such Holder to deliver a Consent on its behalf.

Each Consent Form that is properly completed, signed, delivered to and received by the Information Agent prior to the Expiration Date (and accepted by us as such), and not validly revoked prior to the Effective Time, will be given effect in accordance with the specifications thereof. A Consent Form should not be delivered to us, the Trustees or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustees or the Solicitation Agent by any other reasonable means or in any form that reasonably evidences the giving of a Consent. Under no circumstances should any person tender or deliver Preferred Securities to us, the Trustees, the Solicitation Agent or the Information Agent. The method of delivery of a Consent Form and all other required documents to the Information Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Information Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Form should be sent to any person other than the Information Agent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of a Consent will be resolved by us, in our sole discretion, which resolution shall be final and binding. We reserve the right to reject any and all Consents not validly given or any Consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in the delivery of a Consent or modify the conditions to the Solicitation. Unless waived, any defects or irregularities in connection with deliveries of Consent must be cured within such time as we shall determine. None of us, the Trustees, the Solicitation Agent, the Information Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of Consent, nor shall any of them incur any liability for failure to give such notification.

If the Preferred Securities to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If Preferred Securities are held in different names, a separate Consent Form must be executed covering each name.

If a Consent relates to fewer than all Preferred Securities held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $50) of such Preferred Securities to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Preferred Securities held by such Holder. The Consent Fees will be paid only for such portion of the Preferred Securities to which a Consent relates. Holders delivering Consents to the Information Agent will be deemed to consent to all of the Proposed Amendments and Waiver, and a Consent Form purporting to consent to only a portion of the Proposed Amendments and Waiver will not be valid.

16

Expiration Date; Extensions; Amendment

We may extend the Solicitation from time to time. In order to extend the Solicitation, we will notify the Information Agent of any extension by oral or written notice and will make a public announcement thereof. Such announcements may state that we are extending the Solicitation for a specified period of time. Failure of any Holder or beneficial owner of Preferred Securities to be so notified will not affect the extension of the Solicitation. We will not extend the Expiration Date to a date later than 30 days following the Effective Time.

Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time on or prior to the business day following the Expiration Date to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation or (v) waive any of the conditions to the Solicitation, subject to applicable law. If we take any of these actions, we will make a public announcement thereof.

If the Solicitation is amended in any material manner, or we waive or modify any material conditions to the Solicitation, we will promptly disclose such amendment, waiver or modification in a public announcement, and we may, if determined by us to be appropriate, extend the Solicitation for no less than one day, such period to be set at our discretion subject to applicable law.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Solicitation, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the applicable Indenture.

Revocation of Consent

Until the Effective Time, Holders may revoke Consents delivered prior to such Effective Time. Any notice of revocation received after the Effective Time will not be effective. Any Holder who revokes a Consent prior to the Effective Time will not receive any Consent Fees, unless such Consent is redelivered and properly received by the Information Agent and accepted by us prior to the Expiration Date. Unless properly revoked, a Consent by a Holder of Preferred Securities shall bind the Holder and every subsequent holder of such Preferred Securities or portion of such Preferred Securities that evidences the same interests as the consenting Holder’s Preferred Securities, even if a notation of the Consent is not made on any such Preferred Securities.

Subject to the immediately preceding paragraph, any Holder of Preferred Securities as to which a Consent has been given prior to the Effective Time may revoke such Consent as to such Preferred Securities or any portion of such Preferred Securities (in integral multiples of $50) by delivering a written notice of revocation bearing a date later than the date of the prior Consent Form to the Information Agent at any time prior to the Effective Time. With respect to a Consent delivered prior to the Effective Time, any notice of revocation received by the Information Agent after the Effective Time will not be effective.

To be effective, a notice of revocation must be in writing signed by the Holder, must contain the name of the Holder and the aggregate liquidation preference of the Preferred Securities to which it relates, must be received by the Information Agent before the Effective Time and must be signed in the same manner as the original Consent Form. All revocations of Consent should be addressed to the Information Agent at the address, facsimile number or email address set forth on the back cover of this Statement.

We reserve the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by

17

the Trustees concerning proof of execution and ownership. None of us, any of our affiliates, the Solicitation Agent, the Information Agent, the Trustees or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

Conditions of the Solicitation

The effectiveness of the Proposed Amendments is conditioned upon (a) receipt of the Requisite Consents, and the execution and delivery by us and the Trustees of the Supplements, and (b) satisfaction of the General Conditions described below. We may, in our sole discretion, waive any or all of the General Conditions with respect to this Solicitation or any one or more of the Concurrent Solicitations. The “General Conditions” are that at the Effective Time (i) we shall have received the requisite consents, and entered into a supplemental indenture, with respect to the proposed amendments to each issue of Notes, and (ii) there shall not be pending or threatened any action, suit or other proceeding or investigation by any government authority or agency or any other person that: (A) questions the legality, validity, binding effect, enforceability or effectiveness of the transactions contemplated by this Statement or the Concurrent Solicitation, (B) seeks to have any of the Notes or the Preferred Securities paid before maturity or which questions the accuracy or completeness of any of the statements made in or incorporated by reference into this Statement or in any of the other documents referred to herein, or (C) if adversely determined, would make unlawful or invalid, would enjoin the implementation of, or would impose damages as a result of, any of the foregoing.

Solicitation Agent and Information Agent

We have retained Credit Suisse First Boston LLC to serve as our Solicitation Agent and MacKenzie Partners, Inc. to serve as our Information Agent in connection with the Solicitation. We have agreed to indemnify the Solicitation Agent and the Information Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade the Preferred Securities for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the Preferred Securities. The Solicitation Agent and its affiliates have provided in the past, and are currently providing, other investment banking, commercial banking and/or financial advisory services to us.

We have not authorized any person (including the Solicitation Agent and the Information Agent) to give any information or make any representations in connection with the Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustees, the Information Agent, the Solicitation Agent or any other person.

Requests for assistance in completing and delivering Consent Forms or for additional copies of this Statement or the Consent Form may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Statement.

Fees and Expenses

We will bear the costs of the Solicitation, including the fees and expenses of the Solicitation Agent and the Information Agent. We will pay the Trustees reasonable and customary compensation for their respective services in connection with the Solicitation, plus reimbursement for expenses.

Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. We will pay all other fees and expenses attributable to the Solicitation and the execution of the Proposed Amendments, other than expenses incurred by Holders or beneficial owners of Preferred Securities.

18

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

*   *   *   *

Internal Revenue Service Circular 230 Notice: To ensure compliance with United States Internal Revenue Service Circular 230, Holders are hereby notified that: (A) Any discussion of federal tax issues contained or referred to in this Statement is not intended or written to be used, and cannot be used, by Holders for the purpose of avoiding penalties that may be imposed on them under the United States Internal Revenue Code; (B) Such discussion is written in connection with the promotion or marketing by the Company of the transactions or matters addressed herein; and (C) Holders should seek advice based on their particular circumstances from an independent tax advisor.

*   *   *   *

The following is a summary of certain U.S. federal income tax consequences of the Proposed Amendments and Waiver and the receipt of the Consent Fee that may be relevant to a beneficial owner of the outstanding Preferred Securities as of the Record Date and who hold such Preferred Securities as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect).

The summary does not deal with the tax consequences of an acceleration of the Debentures. The discussion does not deal with classes of beneficial owners subject to special tax rules, such as brokers, dealers in securities or currencies, banks and other financial institutions, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, hybrid entities, certain former citizens or residents of the United States, individual retirement and other tax-deferred accounts, tax-exempt entities, insurance companies, partnerships or other pass-through entities, persons holding Preferred Securities as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, corporations that accumulate earnings to avoid U.S. federal income tax and persons subject to the alternative minimum tax. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Preferred Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Preferred Securities, you should consult your tax advisor. This discussion does not describe any state, local or non-U.S. income tax consequences or any non-income tax consequences (e.g., estate and gift tax consequences). We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the Preferred Securities who or which is, for U.S. federal income tax purposes:

•

an individual who is a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (a) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial business decisions of the trust,

19

or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of the Preferred Securities who or which is not a U.S. Holder.

Ownership of the Debentures

As disclosed in the prospectus dated September 24, 1998, Holdings advised Holders of Preferred Securities that the Trust would be classified as a grantor trust for U.S. federal income tax purposes and, accordingly, each Holder of Preferred Securities generally would be considered the owner of an undivided interest in the Debentures for U.S. federal income tax purposes. Accordingly, this discussion assumes that Holders are considered the owners of the Debentures for U.S. federal income tax purposes.

Tax Consequences of Consenting to the Proposed Amendments and Waiver

Consent Fees. The tax consequences of a U.S. Holder’s receipt of the Consent Fees are unclear. We intend to treat the Consent Fees for U.S. federal income tax purposes as a fee paid to a U.S. Holder in consideration of such holder’s consent to the Proposed Amendments and Waiver. Alternatively, the Consent Fees might be treated as a payment in the nature of additional interest on the Debentures. In either case, a U.S. Holder would recognize ordinary income in the amount of the Consent Fees received, without any reduction by any portion of a U.S. Holder’s tax basis in the Debentures.

Deemed Exchange. The tax treatment of a U.S. Holder (assuming, as mentioned above, that the Debentures have not been accelerated) will depend upon whether, for U.S. federal income tax purposes, the adoption of the Proposed Amendments and Waiver and/or the receipt of the Consent Fees constitutes a “significant modification” to the Debentures and, if so, whether the resulting deemed exchange of the Debentures for new debentures (the “Deemed Exchange”) constitutes a tax-free recapitalization. If neither the Proposed Amendments and Waiver nor the Consent Fees results in a significant modification with respect to the Debentures, such events will not constitute taxable events and the modified debentures will be treated as a mere continuation of the Debentures for U.S. federal income tax purposes. In that event, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes, although the U.S. Holder likely will recognize ordinary income (as discussed above), and such holder will continue to have the same tax basis and holding period in the Debentures.

Tax regulations specifically address whether or not the modifications to the terms of a debt instrument will result in a deemed exchange of that debt instrument for U.S. federal income tax purposes. Generally, the modification of the terms of a debt instrument will be treated as a deemed exchange of an old debt instrument for a new debt instrument if such modification is a significant modification. Under applicable Treasury regulations, the modification of a debt instrument generally is a significant modification only if, among other things, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the modification effects an alteration of the legal rights and obligations under such instruments in a manner that is “economically significant”. The regulations provide specific rules regarding whether either or both (i) changes in yield and (ii) deletion or alteration of accounting or financial covenants of or with respect to a debt instrument will be a significant modification. The regulations do not provide specific guidance regarding whether a permanent waiver similar to the Proposed Waiver will be a significant modification.

A change in the yield of a debt instrument is a significant modification under the regulations if the yield of the modified instrument (determined by taking into account any payments made to the holder as consideration of the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or five percent of the annual

20

yield of the unmodified instrument. The regulations also provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.

United Rentals believes that the receipt of the Consent Fees should not change the yield of the Debentures by an amount that which would be treated as a significant modification under the regulations. Further, the Proposed Amendments should be viewed as merely altering or deleting customary accounting or financial covenants. United Rentals further believes that the Proposed Waiver should not be viewed as a significant modification under the regulations. Accordingly, the adoption of the Proposed Amendments and Waiver and the receipt of the Consent Fees should not constitute a significant modification of the Debentures under the regulations. As a result, a U.S. Holder should recognize income only to the extent of the Consent Fees received. No assurances are being provided in regard to the foregoing statements and U.S. Holders should consult their own tax advisors to make this determination.

If the adoption of the Proposed Amendments and Waiver and the receipt of the Consent Fees constitutes a significant modification of the Debentures, such events would result in a Deemed Exchange and, unless the Deemed Exchanged constitutes a recapitalization, would be a taxable event for U.S. federal income tax purposes. If a Deemed Exchange occurs and such exchange does not constitute a recapitalization, then a U.S. Holder of the Debentures would recognize taxable gain or loss equal to the difference (if any) between the amount realized (discussed below) as a result of the Deemed Exchange and such holder’s adjusted tax basis in such debentures deemed to have been exchanged therefor. A U.S. Holder’s adjusted tax basis for a Note generally would be equal to the cost of the Note to such U.S. Holder, increased by the amount of any interest accrued on the Debentures (determined without regard to any positive or negative adjustments) included in such holder’s gross income through the date of sale and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments actually made on the Debentures. Assuming that the Consent Fees are a payment for the U.S. Holder’s consent, the amount realized by a U.S. Holder in a Deemed Exchange would be the fair market value of the new debentures exchanged therefor; otherwise, the amount realized might include the Consent Fees or the Consent Fees might be treated as a reduction of the issue price of the new debentures thereby creating original issue discount to be amortized by the holder.

In general, any gain recognized by a U.S. Holder upon a Deemed Exchange would be capital gain, long-term if the U.S. Holder held the Debentures for more than one year at the time of the Deemed Exchange. Under certain circumstances, all or part of any loss recognized may be a capital loss, the deductibility of which would be subject to limitations. A U.S. Holder’s adjusted tax basis in the new debentures would equal the amount realized by such holder for purposes of determining gain or loss, and such holder would have a new holding period in such debentures commencing on the day after the Deemed Exchange.

Possible Recapitalization

Whether the Deemed Exchange would constitute a tax-free recapitalization would depend on, among other things, whether the Debentures and the new debentures constitute “securities” (within the meaning of Section 354 of the Code). The term “security” is not defined in the Code or the Treasury regulations. Under applicable administrative pronouncements and judicial decisions, as a general matter, the determination of whether a debt instrument is a security depends on the terms, conditions and other facts and circumstances relating to the instrument and, consequently, is inherently uncertain. Generally, debt instruments with a maturity less than five years from the date of issuance do not constitute securities, whereas debt instruments with a maturity of ten years or more do constitute securities. A debt instrument with an original term of more than five years from the date of issuance but less than ten years may qualify as a security. In addition, the IRS has recently ruled that where the original debt instrument qualified as a security, a new debt instrument received in an exchange for that original debt instrument may, under certain circumstances, be treated as a security even if the remaining term of the new debt instrument is less than five years. The Debentures should be treated as securities for purposes of Section 354 of the

21

Code. Under tax-free recapitalization treatment, a U.S. Holder would not recognize gain or loss and would recognize income only to the extent of the Consent Fees received.

In light of the complexity of the applicable rules, U.S. Holders are encouraged to consult their tax advisors regarding the risk that adoption of the Proposed Amendments and Waiver constitutes a significant modification for U.S. federal income tax purposes, the tax consequences to them if the Proposed Amendments and Waiver are so treated, the characterization of the original Debentures and new debentures as securities for tax purposes, and the tax consequences of continuing to hold Debentures after the adoption of the Proposed Amendments and Waiver (including the specific consequences in the event of a subsequent redemption of the Debentures).

Non-U.S. Holders

Although it is not entirely clear that withholding of U.S. federal income tax is applicable to the payment of the Consent Fees to a Non-U.S. Holder, we intend to withhold such tax from any Consent Fees paid to a Non-U.S. Holder at a rate of 30%, unless the Non-U.S. Holder provides to the applicable withholding agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Fees are not subject to withholding tax because they are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Non-U.S. Holders should consult their tax advisors regarding the availability of a refund of any tax withheld.

Information Reporting and Backup Withholding

In general, the receipt of the Consent Fees by U.S. Holders will be subject to the backup withholding and information reporting rules, although such rules will not apply to payments made to a Non-U.S. Holder pursuant to the Solicitation if certain conditions are met.

Under U.S. federal income tax law, to avoid backup withholding, a U.S. Holder whose receives the Consent Fees (other than certain exempt recipients, such as corporations) is required to provide such U.S. Holder's correct taxpayer identification number (“TIN”) on IRS Form W-9 (or suitable substitute form), certifying that it is not subject to backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. If the U.S. Holder is an individual, the TIN is his or her social security number. If the U.S. Holder does not provide a correct TIN, the U.S. Holder may be subject to penalties imposed by the IRS, and payments that are made to such U.S. Holder may be subject to backup withholding. Certain U.S. Holders (including, among others, corporations) are not subject to these backup withholding requirements but may be required to provide evidence of their exemption from backup withholding. If backup withholding applies, we are required to withhold 28% of any payment made to a U.S. Holder.

A Non-U.S. Holder will not be subject to backup withholding and information reporting if, among other conditions, such Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither we nor our withholding agent has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. A Non-U.S. Holder generally may establish such an exemption by providing a properly executed IRS Form W-8BEN or IRS Form W-8ECI to the withholding agent.

Backup withholding is not an additional tax; any amounts so withheld may be credited against the U.S. federal income tax liability of the Holder subject to the withholding. If backup withholding results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS provided the required information is furnished in a timely manner.

22

Each Holder should consult its own tax advisor with regard to the Proposed Amendments and Waiver, the receipt of the Consent Fees and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov. As described above, we have not yet filed our Annual Report on Form 10-K for our fiscal year ended December 31, 2004, or any Quarterly Reports on Form 10-Q for any subsequent periods. See “Risk Factors.”

The following documents that we have filed with the SEC are incorporated in this Statement by reference: Current Reports on Form 8-K filed with the SEC on August 30, 2004, December 28, 2004, March 8, 2005, March 14, 2005, March 16, 2005, March 24, 2005, March 29, 2005, May 4, 2005, June 6, 2005, June 7, 2005, June 21, 2005, June 24, 2005, July 15, 2005, August 9, 2005, August 16, 2005, August 31, 2005 and September 2, 2005.

We specifically do not incorporate into this Statement any of our historical financial statements and related financial information.

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of Exchange Act after the date of this Statement and prior to the Expiration Date will be incorporated by reference and be a part of this Statement from their respective filing dates (excluding any information furnished under either Item 2.02 or Item 7.01 (including related exhibits furnished under Item 9.01) of any Current Report on Form 8-K). Any statement contained in a document incorporated by reference in this Statement may only be accurate as of its date and, in any event, shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

You may request a copy of these filings, at no cost, by writing or telephoning:

United Rentals, Inc.

Five Greenwich Office Park

Greenwich, Connecticut 06830

Telephone: (203) 622-3131

Attention: Treasurer

You should rely only on the information provided in this Statement and in our filings under the Exchange Act incorporated herein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Statement is accurate as of any date other than that on the front cover of this Statement.

23

UNITED RENTALS, INC.

UNITED RENTALS TRUST I

SOLICITATION OF CONSENTS TO AMENDMENTS TO THE INDENTURE, GUARANTEE AGREEMENT AND TRUST AGREEMENT,

AND WAIVER OF DEFAULTS

In order to give the Consent, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed Consent Form, and any other required document, to the Information Agent at its address, facsimile number or email address set forth below. Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agent or the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

The Solicitation Agent for the Solicitation is:

CREDIT SUISSE FIRST BOSTON LLC

Eleven Madison Avenue

New York, New York, 10010

U.S. Toll Free: 1 (800) 820-1653

Call Collect: 1 (212) 325-7596

Attn: Liability Management Group

The Information Agent for the Solicitation is:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Facsimile: (212) 929-0308

Email: proxy@mackenziepartners.com

24